DATED July 7, 2016

ENHANCE SKIN PRODUCTS INC.

-And-

BIOSURFACE LIMITED

OPTION AGREEMENT

Eversheds

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT is made on July 7, 2016

BETWEEN:

1.	ENHANCE SKIN PRODUCTS INC., a corporation incorporated in the state of Nevada, with Company Registration Number NV20061008677, having its registered address at 50 West Liberty Street, Suite 800, Reno, NV 89501, United States of America (the “Seller”); and

2.	BIOSURFACE LIMITED, a limited liability company incorporated in the United Kingdom, with Company Registration Number 10205396, having its registered address Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England (the “Purchaser”).

RECITALS:

A.	The Seller is the legal and beneficial owner of the Assets and has agreed to enter into this Agreement in order to grant the Purchaser an option to purchase the Assets under a plan of reorganisation on the terms of this Agreement.

B.	The Seller is a corporation incorporated in the state of Nevada in the United States of America and is the sole legal owner of the Assets, free from all encumbrances, charges, liens or other third party interests other than those set out in Schedule 2.

C.	The Seller acknowledges that the Purchaser is entering into this Agreement and the Loan Note subject to the Seller procuring that the related parties holding those encumbrances, charges, liens or other interests set out in Schedule 2 shall enter into a subordination agreement with the Purchaser, pursuant to which the security to be provided to the Purchaser shall take priority over such encumbrances, charges, liens or other interests.

IT IS HEREBY AGREED AS FOLLOWS:

1	Interpretation

1.1	In this Agreement, unless the context requires otherwise, the following definitions shall have the following meanings:

“Asset Purchase Agreement”	means the agreement to be entered into between (1) the Purchaser and (2) the Seller, , pursuant to which a US subsidiary or US group company of the Noteholder shall purchase certain assets of the Company, on terms broadly in line with those set out in the non-binding term sheet agreed between the parties in and around the date hereof, including but not limited to the Assets, for the Consideration;

“Assets”	means the assets listed in Schedule 1 which are legally and beneficially owned by the Seller free from all Encumbrances or other third party rights other than those set out in Schedule 2;

“Business Day”	means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;

“Completion”	means the date on which the Asset Purchase Agreement is completed;

“Consideration”	means a sum equal to £3,030,000, which sum shall be comprised of the issue of shares in the Purchaser to the Seller up to a value of £2,760,000, less all sums due and owing under the Loan Note, and the assumption of certain existing liabilities of the Seller by the Purchaser to the value of £270,000, in addition the Purchaser will also assume certain agreed future liabilities and obligations of the Seller as are agreed by the parties in the Asset Purchase Agreement;

“Encumbrances”	means any type of encumbrance or security interest of any nature and shall include, without limitation, the following:

(i)	any mortgage, charge (whether fixed or floating), lease, assignment, hypothecation, pledge, lien, option, right of pre-emption, right of retention, or right to acquire or right to restrict or any other form of security interest or right or interest or encumbrance of whatsoever nature or any obligation (including any conditional obligation) to create any of them;

(ii)	any option or right of pre-emption or first refusal or right to acquire or other type of preferential right (including reservation of title);

(iii)	any guarantee, indemnity or security in respect of the obligations of any other person;

(iv)	any rights pursuant to a hire purchase, lease or instalment purchase agreement; and

(v)	any adverse claim or right or third party right;

“Exercise Notice”	means the written notice given in accordance with Clause 4.1;

“Lapse”	means the date on which the Option lapses in accordance with Clause 3.2;

“Loan Note”	means the Loan Note, to be entered into in and around the date hereof, between the Purchaser and the Seller, pursuant to which the Purchaser is to subscribe for, and the Seller is to issue, a loan note to the value of $100,000;

“Option Period”	means the period beginning on the date of this Agreement and ending on the date on which the Option Lapses;

“Option”	means the option granted to the Purchaser by the Seller by Clause 2;

“Purchaser’s Charge”	means a fixed and floating charge, or equivalent security interest, over the Assets in favour of the Purchaser, to be entered into to secure the repayment of the Loan Note;

“Signature”	means the date on which an Asset Purchase Agreement is signed under which the Assets are purchased by the Purchaser from the Seller; and

“Related Party Charges”	means those encumbrances, charges, liens or other third party interests set out in Schedule 2.

1.2	In this Agreement, unless the context requires otherwise:

1.2.1	clause, schedule and paragraph headings shall not affect the interpretation of this Agreement;

1.2.2	the schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules;

	1.2.3	any reference to a “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality);

	1.2.4	any reference to a “party” shall include that party’s personal representatives, successors and permitted assigns;

	1.2.5	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular and a reference to one gender shall include a reference to the other genders;

	1.2.6	a reference to “writing” or “written” includes fax but not e-mail (unless otherwise expressly provided in this Agreement);and

	1.2.7	any obligation on a party not to do something includes an obligation not to allow that thing to be done.

2	Grant of the Option

2.1	In consideration of the payment of USD$1.00 (receipt of which is hereby acknowledged by the Seller) and in consideration for the Purchaser entering into the Loan Note, the Seller hereby grants to the Purchaser an option to require the Seller to sell the Assets to a US subsidiary or a US group company of the Purchaser, for the Consideration, under a plan of reorganisation broadly in line with those set out in the non-binding term sheet agreed between the parties in and around the date hereof.

2.2	At Completion, the Assets shall be sold by the Seller as legal and beneficial owner free from all liens, charges and Encumbrances and with all rights attached to them at the date of Completion.

3	Option Period

3.1	The Option may only be exercised after Loan Note has been entered into and the Purchaser has transferred a sum equal to USD$100,000 to the Seller, in accordance with the terms of the Loan Note.

3.2	The Option shall lapse on 31 July 2016.

4	Exercise of Put Option

4.1	The Option shall be exercised by the Purchaser giving the Seller an Exercise Notice in accordance with Clause 10.4 which shall include:

4.1.1	the date on which the Exercise Notice is given;

4.1.2	a statement to the effect that the Purchaser is exercising the Option;

4.1.3	a date, which is no less than 3 Business Days and no more than 5 Business Days after the date of the Exercise Notice, on which Signature is to take place; and

4.1.4	a signature by or on behalf of the Purchaser.

5	Consideration

The sum payable by the Purchaser to the Seller, in respect of the Assets, upon the exercise of the Option and the entry into the Asset Purchase Agreement shall be the Consideration.

6	SIGNATURE

6.1	Signature shall take place at such time and place as the parties may agree on the date specified in the Exercise Notice or such later date as the parties may agree.

6.2	At Signature, the Purchaser and the Seller shall enter into an asset purchase agreement in respect of the Assets and the assumption of certain future liabilities and obligations of the Seller.

7	Completion

7.1	Completion shall take place at such time and place as the parties may agree on the date specified in the Exercise Notice or such later date as the parties may agree.

7.2	At Completion, the Purchaser and the Seller shall enter into the Asset Purchase Agreement in respect of the Assets and the Purchaser shall pay or procure the payment of the Consideration to the Seller.

7.3	At Completion, the Seller shall take all and any necessary actions to procure the transfer of the legal and beneficial ownership of the Assets from the Seller to the Purchaser, free from all liens, charges and Encumbrances.

7.4	Following Completion, where deemed necessary by the Purchaser, the Seller shall use its best endeavours to ensure the registration of the Purchaser as the owner, or holder, of the Assets, at the expense of the Purchaser.

8	Purchaser ’s protection

8.1	The Seller represents and warrants to the Purchaser that:

8.1.1	it has full power and authority to enter into the Option on the terms and conditions of this Agreement;

8.1.2	it is, and will remain during the Option Period, the legal and beneficial owner of the Assets, subject only to the Option and the Related Party Charges; and

8.1.3	such information relating to the Assets as is known to the Seller and which is material to be known by the Purchaser has been disclosed to the Purchaser before the date of this Agreement and on written request of the Purchaser, the Seller shall provide such further information of which it becomes aware.

8.2	The Seller hereby undertakes to the Purchaser that it shall procure that, in respect of the Related Party Charges, the parties entitled to such encumbrances, charges, liens or other third party interests shall enter into a deed of subordination with the Purchaser, pursuant to which they will agree that all encumbrances, charges, liens or other third party interests which they may hold in respect of the Assets shall be subordinated to the Purchaser’s Charge, to be provided to the Seller, with a copy to be provided to the Purchaser, immediately following execution of this Agreement.

8.3	Until the earlier of Signature or Lapse, the Seller shall not, without the prior written consent of the Purchaser sell, transfer or otherwise dispose of, or create or permit to be created any further mortgage, charge, pledge or otherwise encumber its legal or beneficial interest in any of the Assets (or any interest in any of them).

9	announcements

9.1	Except to the extent required by law or any legal or regulatory authority of competent jurisdiction:

9.1.1	no party shall at any time disclose to any person (other than to its professional advisers) the existence of, or terms of this Agreement; and

9.1.2	except with the prior written consent of the other party (such approval not to be unreasonably withheld or delayed), no party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement.

10	General

10.1	Further assurance

Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as the other party may reasonably require for the purpose of giving full effect to this Agreement.

10.2	Assignment

10.2.1	Neither party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Agreement (or any other document referred to in it) without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

10.2.2	Each person confirms that it is acting on its own behalf and not for the benefit of any other person.

10.3	Variation and waiver

No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each party (or their authorised representatives).

10.4	Notices

10.4.1	A notice given to a party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by post, in each case to that party’s address set out above, or sent by fax to that party’s main fax number (or to such other address or fax number as that party may notify to the other party in accordance with this Agreement).

10.4.2	Delivery of a notice is deemed to have taken place (provided that all other requirements in this Clause 10.4have been satisfied) if delivered by hand, at the time the notice is left at the address, or if sent by fax, at the time of transmission, or if sent by post on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

10.5	Severance

If any provision of this Agreement or part-provision of this Agreement is or becomes invalid, unenforceable or illegal, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

10.6	Counterparts

10.6.1	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

10.6.2	No counterpart shall be effective until each party has executed at least one counterpart.

10.7	Governing law and jurisdiction

10.7.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

10.7.2	Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

SCHEDULE 1

Assets

All right, title and interest in the Seller’s intellectual property, including without limitation, the intellectual property listed below:

Patents - Cosmetic Composition for the Treatment of Skin and Methods Thereof

Title of Invention	Country	Status	Serial No.	National Phase Entry Date
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Canada	Application	2,662,581	March 5, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	United States	Granted June 2014	12/439,811	March 3, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	Europe	Application	078005865	March 16, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	Australia	Granted January 2014	2007295894	April 2, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	New Zealand	Granted January 2013	575334	March 5, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	China	Granted December 2013	100037	April 9, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	Japan	Granted May 2015	2009/527658	March 10, 2009

Cosmetic Composition for the Treatment of Skin and Methods Thereof	Hong Kong	Application	09110376.4	November 6, 2009

New Patent Application for Extending the Cosmetic Effects of Botox®* and Dermal Fillers

Title of Invention	Country	Status	Serial No.
Methods and Compositions for Enhancing and Extending the Cosmetic Effects of Non-Surgical Interventions	United States	Application	61/974,559

Methods and Compositions for Enhancing and Extending the Cosmetic Effects of Non-Surgical Interventions	Patent Co-operation Treaty	Application	PCT/US15/23183

Trademarks

Trademark	Country	Registration No.	Classes	Status
Visible Youth	United States	3139439	03	Granted/Registered

Visible Youth	Australia	768865	03, 05	Granted/Registered

Visible Youth	Canada	A393144	03, 05	Granted/Registered

Visible Youth	France	1590434	03, 05	Granted/Registered

Visible Youth	Japan	2457750	03	Granted/Registered

Visible Youth	Switzerland	508958	03, 05	Granted/Registered

Visible Youth	EU Community	002984367	03, 05	Granted/Registered

Visible Youth	EU Community	015447592	03, 05	Application

VY Logo	EU Community	015454051	03, 05	Application

Visible Youth	PR China	12407092/12407091	03, 05	Application

SCHEDULE 2

Encumbrances

All of the Seller’s assets are subject to security interests securing Seller’s obligations under following agreements:

(i)	Loan Agreement with Mercuriali Ltd. and Samuel Asculai dated March 14, 2013 as amended September 20, 2013, March 3, 2014, September 29, 2016, January 22, 2016 and March 21, 2016;

(ii)	General Security Agreement with Sam Asculai dated October 11, 2011; and

(iii)	General Security Agreement with Mercuriali Limited dated March 4, 2013.

THIS DOCUMENT has been executed as a DEED and delivered on the date stated at the beginning of this Agreement.

PRESENT when the COMMON SEAL of BIOSURFACE LIMITED was affixed hereto:
DIRECTOR

DIRECTOR/SECRETARY

SIGNED and DELIVERED as a DEED by ENHANCE SKIN PRODUCTS INC.:
DIRECTOR

in the presence of:

Witness signature:

Witness name:

Witness address:

Witness occupation: